Amended and Restated Mineral Exploration and Mining Lease Agreement

This Amended and Restated Mineral Exploration and Mining Lease Agreement (this "Agreement”) is made and entered into by and between Comstock Mining Inc., a Nevada corporation, and Tonogold Resources, Inc., a Delaware corporation.

RECITALS

A.
Comstock Mining Inc. is the owner of and in possession of certain patented and unpatented mining claims located in Storey County, Nevada, and controls additional fee property, patented mining claims, and unpatented mining claims through lease agreements with third parties. Said claims are collectively called the “Properties”, and are further described in Exhibit E1, and the lease agreements are further described in Exhibit E2 attached to and by this reference incorporated in this Agreement.

B.
Comstock Mining Inc. (“Comstock”), Comstock Mining LLC (the “Company”), and Tonogold Resources Inc. (“Tonogold”) entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”), dated January 24, 2019 whereby Comstock is selling its membership interest in the Company to Tonogold.

C.
Tonogold (the “Lessee”) desires to lease the mining claims, and Comstock (the “Lessor”) is willing to grant to Lessee certain rights to lease the Properties for the purposes of mineral exploration, development, and eventual mining.

D.	This Agreement amends and restates that certain Mineral Exploration and Mining Lease Agreement between the Lessee and the Lessor that became effective as of September 16, 2019.
E.
Lessee, at its expense, intends to explore the Property through geophysical surveys, geochemical sampling, and drilling, expending not less than $5 million in the first five year term (inclusive of $1 million that must be expended prior to the first anniversary of the effective date of this Agreement), and unless terminated, an additional $10 million in the second ten year term, and unless terminated, an additional $5 million in the third five year term.

F.
In addition to any other fees payable under this Agreement, Lessee shall pay Lessor an amendment fee of $100,000 on or prior to December 18, 2019. Lessor acknowledges receipt of this fee on December 4th, 2019.

NOW THEREFORE, in consideration of their mutual promises, the parties agree as follows:

1.	Definitions: The following defined terms, wherever used in this Agreement, shall have the meanings described below:

1.1	“Effective Date” shall mean September 16, 2019.
1.2	“Lessor” shall mean Comstock Mining Inc.
1.3	“Lessee” shall mean Tonogold Resources, Inc.
1.4	“Lease Year” shall mean each one (1) year period following the Effective Date and each anniversary of the Effective Date.
1.5
“Minerals” shall mean gold, silver, platinum, antimony, mercury, copper, lead, zinc, and all other mineral elements, mineral compounds and geothermal resources, whether the same are known to exist on the Properties or are discovered on the Properties after the Effective Date and regardless of the method of extraction, mining or processing the same, whether known to exist or invented or developed after the Effective Date.

1.6	“Properties” means the mining claims described in Exhibit E1 of this Agreement.

1.7
“Ore” shall mean all Minerals or other materials or substances from the Properties, the nature and composition of which, in the sole judgment of Lessee justifies either (a) mining or removing from place and shipping and selling the same, or delivering the same to a processing plant for physical or chemical treatment; or (b) leaching in place.

1.8	“Product” shall mean: (a) all Ore shipped and sold prior to treatment; and (b) all concentrates, precipitates, fined metals, and any other valuable minerals produced by or for Lessee from Ore.
1.9
“Net Smelter Return” or “NSR” shall mean all Revenues from the sales of Products produced from the Properties, less shipping and Refining Costs pertaining to such Revenues for the applicable calendar quarter. The calculation of Net Smelter Returns shall be made in accordance with accounting principles and practices consistently applied in the mining industry in Nevada. For purposes of this definition, “Refining Costs” means all costs and expenses of smelting and refining, including without limitation, all costs of assaying, sampling, custom smelting, and refining, all independent representative and umpire charges, penalties, and other deductions, imposed or charged by the refinery or smelter, as the case may be. If smelting or refining is carried out in facilities owned or controlled by Lessee or its Affiliates, then the Refining Costs shall be the amount Lessee would have incurred if such smelting or refining were carried out at facilities not owned or controlled by Lessee or its Affiliates then offering comparable services for comparable products on prevailing terms.

1.10	“NSR Royalty” means the amounts payable by Lessee to Lessor hereunder as provided in section 5.2.
1.11
“Revenues” means, for each sale of Products during the applicable period, the sum of actual prices of Products received multiplied by the quantity of Products sold. If any Products are diverted by the Company for commemorative coinage or any other value-added use, the Revenue will be calculated using the spot price on a recognized exchange, on the date the Products are diverted.

2.	Grant of Lease and Uses:

2.1
Lease: Subject to the terms and conditions of this Agreement and to the extent permitted by applicable federal, state and local laws regulations and ordinances, Lessor agrees to lease the Properties to Lessee for mineral exploration and development, and the production, removal and sale of all Minerals, substances, metals, ore-bearing materials and rocks of every kind.

2.2
Uses: Lessee is granted the right, insofar as Lessor may lawfully grant the right, to use the Properties, including but without being, limited to, the full right, authority and privilege of placing and using drill holes, excavations, open pit mines, openings, shafts, ditches and drains, and of constructing, erecting, maintaining, and using all buildings, structures, plants, roadways, pumps, pipelines, electrical power lines and facilities, stockpiles, waste plies, and all other improvements, property and fixtures for mining or removing Ores, Minerals or Product, or for any incidental activities, whether presently contemplated or known to be used in the exploration, development, and mining of Minerals.

2.3
Third Party Leases: With respect to the third party leases, (a) Lessor grants only those rights explicitly enumerated in the respective leases, which are attached to this Agreement by reference, (b) Lessee agrees to comply with all conditions of such third party leases, and agrees to take all required actions to maintain the leases in good standing, and to take no action which would result in the termination of such leases by the third party owner and (c) Lessee acknowledges that some of the third party leases may expire prior to the termination date of this Agreement.  In such cases, the Parties agree to work together with the underlying owner to obtain a lease renewal on mutually acceptable terms.  If acceptable terms for a renewal cannot be reached, the Parties agree to remove the corresponding portion of the Properties from this Agreement.

3.	Relationship of the Parties:
3.1
No Partnership: This Agreement shall not be deemed to constitute any party, in its capacity as such, the partner, agent or legal representative of any other party, or to create any partnership mining partnership or other partnership or other partnership relationship, or fiduciary relationship between them for any purpose whatsoever.

3.2
Competition: Except as expressly provided in this Agreement, each party shall have the free and unrestricted right independently to engage in and receive the full benefits of any and all business endeavors of any sort whatsoever outside the Properties or outside the scope of this Agreement, whether or not competitive with the endeavors contemplated herein, without consulting the other or inviting or allowing the other therein. In particular, without limiting the foregoing, neither party to this Agreement shall have any obligation to the other as to any opportunity to acquire any money, property, interest or right offered to it outside the scope of this Agreement.

4.	Term: The term of this Agreement shall be from the Effective Date and,

4.1
for five (5) years (the “Exploration Term") unless terminated or canceled pursuant to the terms of this Agreement. During the Exploration Term, Lessee commits to total expenditures of at least $5 million for exploration (“Exploration Expenditures”), at the rate of $1 million per year on a cumulative basis, and also commits to publishing a 43-101 compliant technical report no later than the fifth anniversary of the Effective Date. For clarity the cumulative basis means that $1 million must be expended prior to the first anniversary of the Effective Date, with any expenditures beyond $1 million applying to the commitment for the second year, and so on for each successive year; and

4.2
following the Exploration Term this Agreement shall automatically renew for an additional term of ten (10) years (“the Development Term”) at the end of the Exploration Term, so long as the commitments during the Exploration Term have been met. During the Development Term, Lessee commits to total cumulative expenditures for exploration, development and technical reporting of at least $15 million (inclusive of the Exploration Expenditures) at the rate of $1 million per year on a cumulative basis (“Development Expenditures”), and also commits to producing an economically viable mine plan, documented by an NI 43-101 compliant Pre-Feasibility Report (or similar), published no later than the fifteenth anniversary of the Effective Date; and

4.3
following the Development Term this Agreement shall automatically renew for an additional term of five (5) years ("the Planning Term") at the end of the Development Term, so long as the commitments during the Development Term have been met. During the Planning Term, Lessee commits to cumulative expenditures for exploration, development, permitting, and technical reporting of at least $20 million (inclusive of the Development Expenditures at the rate of $1 million per year on a cumulative basis, and also commits to producing an economically viable mine plan, documented by at least an NI 43-101 compliant Feasibility Report, (or similar), published no later than the twentieth anniversary of the Effective Date, and will produce a mutually agreed-upon schedule for placing the Properties into production; and

4.4
so long as Lessee has documented cumulative exploration and engineering expenditures by the end of the Planning Term of at least $20 million and Lessee has created an economically viable mine plan documented by an NI 43-101 compliant Feasibility report  (or similar), and mutually agreed-upon schedule, for as long following the Planning Term as development and permitting activities continue in compliance with a mutually agreed-upon schedule, or so long as minerals are produced from the Properties or from other lands adjacent to or in the vicinity of the Properties (the “Extended Term”). During the Extended Term, operations shall be deemed conducted on a continuous basis unless and until a period of 180 consecutive days elapses in which no exploration, development, mining, or processing operations are conducted on the Properties or nearby lands, excluding periods of force majeure.

4.5
The expenditure commitments outlined in this Section 4 will be extended at the request of the Lessee in the event that the various third party leases identified in Exhibit E2 have expired. Lessor shall use its best endeavors to negotiate with third party lessors to ensure the third party leases are compliantly and timely renewed and extended in a long-lived fashion, with extended terms of at least five years in each case.

5.	Payments: Lessee shall make the following payments to Lessor,

5.1	Lease Fee. Lessee shall pay Lessor a quarterly lease fee of $10,000 in advance. The lease fee will escalate 10% each year, on the anniversary date of this Agreement.

5.2
Carrying Costs. Lessee shall pay or reimburse to Lessor all costs of owning the Properties, and all costs of maintaining the third party leases, including property taxes, annual claim fees, environmental compliance, third party lease payments and advance royalties, and any drilling or spending commitments for the third party leases.  An estimate of these costs is attached as Exhibit E3 (the “Estimated Annual Costs”).

5.3
NSR Royalty: In addition, Lessee shall pay to Lessor a royalty at the rate of 3% of the Net Smelter Returns from the Properties (the “Initial NSR Royalty”). After the first anniversary of Lessee commencing mining operations, the Initial NSR Royalty shall be reduced to 1.5% of the Net Smelter Returns from the Properties (the “Subsequent NSR Royalty”). The Initial NSR Royalty and Subsequent NSR Royalty shall be paid no later than 30 days after the end of each calendar quarter in which Products have been sold.  To be clear, this Initial NSR Royalty and Subsequent NSR Royalty is in addition to any royalties required by the third party leases, or other royalties that are recorded with the titles to any of the Properties. Lessee will be responsible for timely paying all such third party royalties directly.

5.4	Method of Payment: All payments made by Lessee to Lessor shall be paid by wire transfer of immediately available funds to an account designated by Lessor.

5.5
Audit: Lessor or its authorized agents shall have the right to audit and inspect Lessee’s accounts and records used in calculating the Net Smelter Return, which right may be exercised as to each payment at any reasonable time during a period of ninety (90) days from the date on which the payment was made by Lessee. If no such audit is performed during such period, such accounts, records and payments shall be conclusively deemed to be true, accurate and correct.

5.6
Assignment: If Lessee transfers any of its rights under this agreement, Transferee shall pay to Lessor a transfer fee of $100,000 and will assume the quarterly lease fees as listed in Section 5.1 and will assume the un-met portion of the expenditure commitments listed in Sections 4.1 through 4.3. The successor lessee will be responsible for the cost reimbursements to Lessor by Lessee, shown in Exhibit E3. Any assignment shall be subject to Section 24 below.

6.
Compliance with the Law: The exercise by Lessee of any rights, privileges, grants and uses under this Agreement shall conform at all times with the applicable laws and regulations of the state in which the Properties are situated and the United States of America Lessee shall be fully responsible for compliance with all applicable federal, state and local reclamation statutes, regulations and ordinances relating to such work, all at Lessee’s cost, and Lessee shall indemnify and hold harmless Lessor from any and all claims, assessments, fines and actions arising from Lessee’s failure to perform the foregoing obligations. Lessor agrees to cooperate with Lessee in Lessee’s application for governmental licenses, permits and approvals, the costs of which shall be borne by Lessee.

7.	Mining Practices; Inspection of Data Reports; Insurance:

7.1	Mining Practices: Lessee shall work the Properties in a miner-like fashion.

7.2
Inspection of Data and Reporting: During the term of this Agreement, (a) Lessor shall have the right to examine reports and data regarding the Properties in Lessee’s possession during reasonable business hours and upon prior notice, provided, however, that the rights of Lessor to examine such data shall be exercised in a manner such that inspection does not unreasonably interfere with the operations of Lessee; (b) no less frequently than once per Lease Year, Lessee shall provide a report on exploration activities on the Properties, and a complete copy of all drilling data, maps, surveys and other exploration results obtained during that period, as well as documentation for all exploration, permitting, and development expenditures; and upon the termination of this Agreement, Lessee shall provide a final report of its activities on the Properties, and shall surrender all data on the Properties then in its possession.

7.3
Insurance: Lessee shall obtain and maintain all worker’s compensation insurance as required by state law, as well as liability insurance and policies of insurance against risks in amounts customarily obtained in similar mining operations and shall furnish Lessor proof of insurance prior to the commencement of any operations. Lessee shall, at Lessee’s expense, during the term of this Agreement and any extension thereof, obtain and maintain insurance which insures the Properties for public liability in amounts not less than those set out by the State of Nevada and amounts reasonably satisfactory to Lessor, naming Lessor as an additional insured and protecting against all claims, demands, actions, suits or causes of action and judgments, settlements or recoveries, for bodily injury, death or property damage arising out of Lessee’s use or occupancy of or operations conducted upon the Properties. Lessee agrees to provide Lessor with a certificate of insurance. The companies issuing such policies shall also be required to furnish the Lessor written notice thirty (30) days prior to cancellation, termination, or other change of any such insurance. The Lessor shall periodically review the level of the indemnification insurance and may require the amount of such insurance to be increased or decreased to reflect changes in risk exposure.

7.4
Reclamation: The exercise by Lessee of any rights, privileges, grants and uses under this Agreement shall conform at all times with the applicable laws and regulations of Storey County, the state of Nevada and the United States of America. Lessee shall be fully responsible for compliance with all applicable federal, state and local reclamation statutes, regulations and ordinances relating to such work, all at Lessee’s cost, and Lessee shall indemnify and hold harmless Lessor from any and all claims, assessments, fines and actions arising from Lessee’s failure to perform the foregoing obligations. This obligation will survive the termination of this Agreement until such time as all reclamation requirements have been met in full.

7.5
Bonding: Lessee is required to carry bonding in the amount determined by regulatory authorities for each area to be bonded. Lessee may qualify for self-bonding if the Lessee meets the requirements of C.F.R. Title 30 § 800.23 and any additional requirements in the State or Federal program. Alternatively, Lessee may support its reclamation bonding requirements through third-party bonding facilities.

8.
Production Records: Lessee shall keep accurate records of the sale or shipment of Product from the Properties, and these records shall be available for inspection and copying by Lessor at all reasonable times.

9.
Liens and Notices of Non-Responsibility: Lessor and Lessee agree to keep the Properties at all times free and clear of all liens, charges and encumbrances of any and every nature and description done, made or caused by them, and to pay all indebtedness and liabilities incurred by or for them which may or might become a lien, charge or encumbrance against the Properties before such indebtedness or liability shall become a lien, charge or encumbrance. For clarity, Lessee acknowledges that this does not apply to the current GF Comstock 2, LP debenture.

10.	Taxes:

10.1
Real Property Taxes: Lessee shall pay promptly before delinquency all taxes and assessments, general, special, ordinary and extraordinary, that may be levied or assessed during the term of the Agreement, and upon the Properties then remaining subject to this Agreement. All such taxes for the year in which this Agreement is executed, and for the year in which this Agreement terminates, shall be prorated between Lessor and Lessee, except that neither Lessor nor Lessee shall be responsible for the payment of any such taxes which are based upon revenues income or production from the Properties assessed solely to the other party. Lessee always shall have the right to contest, in the courts or otherwise, in its own name or in the name of Lessor, the validity or amount of any such taxes or assessments if it deems the same unlawful, unjust, unequal or excessive, or to take such other steps or proceedings as it may deem necessary to secure a cancellation, reduction, readjustment or equalization thereat before it shall be required to pay the same. Lessee shall upon request furnish to Lessor copies of receipts or proof of payment for all such taxes and assessments when paid

10.2	Delivery of Tax Notices: If Lessor receives tax bills or claims which are Lessee’s responsibility, Lessor shall promptly forward them to Lessee for appropriate action.

11.
Inspection: Lessor, or Lessor’s duly authorized representatives, shall be permitted to enter on the Properties, and the workings of Lessee thereon at all reasonable times for the purpose of inspection. Lessor shall have the right to take samples of material from the Properties for the purpose of assuring proper and accurate determination and payment of the Smelter Return, but it shall enter on the Properties at its own risk, and in such a manner as not to unreasonably hinder, delay or interfere with the operations of Lessee. Lessor shall indemnify and hold Lessee harmless from any and all damages, claims or demands arising out of injury to Lessor, Lessor’s agents or representatives, or any of them, on the Properties or on the approaches thereto.

12.
Termination by Lessor: In the event of any material default or failure by Lessee to comply with any of the covenants, terms or conditions of this Agreement, Lessor shall be entitled to give Lessee written notice of the default, specifying details of the same. If such default is not remedied within thirty (30) days after receipt of the notice, then this Agreement shall be deemed canceled and terminated effective on the thirtieth (30th) day after the receipt of the notice.

13.
Termination by Lessee: Lessee may at any time terminate this Agreement by giving written notice to Lessor. On or promptly after delivery of the notice of termination, Lessee shall execute and deliver to Lessor a written release of this Agreement in proper form for recording. If Lessee terminates this Agreement, Lessee shall still be required to pay any reclamation or regulatory expenditures or liabilities accruing prior to the termination date, which shall be the date Lessee’s notice is delivered. On expiration, termination or surrender of this Agreement, Lessee shall return the Properties, or any part of the Properties surrendered, in a state of compliance with applicable laws, regulations and ordinances of any governmental agency or authority having jurisdiction of the Properties. If Lessee’s compliance is incomplete at such time, Lessee shall diligently take the actions necessary to complete compliance.

14.
Removal of Equipment: Lessee shall have six (6) months after termination of this Agreement to remove from the Properties all buildings, structures and equipment placed on the Properties by Lessee, and to restore or diligently act to restore the Properties to an environmentally acceptable state as may be required by local, state or federal authorities. Any buildings, structures or equipment, including personal property, remaining on the Properties after the time described in this Section shall be deemed to be owned by Lessor with no further action or the part of the parties.

15.
Data: Within thirty (30) days after the termination of this Agreement, Lessee deliver to Lessor a copy of all reports and data relating to the Properties. Lessee shall have no liability on account of any such information received or acted on by Lessor or any other party to whom Lessor delivers such information.

16.
Confidentiality: The data and information, including the terms of this Agreement, coming into the possession of Lessor by virtue of this Agreement, shall be deemed confidential, and shall not be disclosed to outside third parties except as may be required to publicly record or protect title to the Properties, or to publicly announce and disclose information under the laws and regulations of the United States, any state or local government or any country, or under the rules and regulations of any stock exchange on which stock of any party, or the parent or affiliates of any party, is listed. Lessor agrees, with respect to any public announcements (other than those exceptions set forth in the preceding sentence), including the announcement of the execution of this Agreement, if any, to inform Lessee of the contents of the announcement or disclosure in advance of its intention to make such announcement in sufficient time to permit Lessee to jointly or simultaneously make a similar public announcement or disclosure if the other party so desires, except that in the event any party anticipates selling or assigning all or a portion of its interest or negotiations to procure loans from third parties are undertaken, such party shall have the right to furnish information to the party to whom such conveyance or assignment is anticipated, or with whom such negotiations or cans are under-taken, upon obtaining from such party agreement to hold confidential any information so furnished. Nothing in this Agreement shall limit or restrict the right of Lessee to provide, deliver or release to parent companies, companies with a common parent, subsidiary companies, affiliated or related companies and/or coventurers the data and information, including the terms of this Agreement, coming into the possession of Lessee by virtue of this Agreement.

17.
Notices: All notices shall be in writing to the applicable address set forth below and shall be given by personal delivery or recognized international overnight courier. All notices shall be effective and shall be deemed delivered on the date of delivery if delivered before 5:00 p.m. local destination time on a business day, otherwise on the next business day after delivery. Each party will send a copy of their notice by email, as a courtesy, but the notice will not be valid until delivered in writing. Any notice delivered by email shall only be deemed to be official notice hereunder if the Party receiving such email confirms receipt in writing.

To Lessee:            Tonogold Resources, Inc.,
5666 La Jolla Boulevard, #315, La Jolla, CA 92037
Email: mjashley3@gmail.com

To Lessor:            Comstock Mining Inc.
1200 American Flat Road, PO Box 1118, Virginia City, NV 89440
Email: DeGasperis@comstockmining.com

Each party may change its address from time to time by notice given in the manner described above

18.	Binding Effect of Obligations: This Agreement shall be binding upon and inure to the benefit of the respective parties and their heirs, successors and assigns.

19.
Whole Agreement: The parties agree that the whole agreement between them is written in this Agreement, and in a memorandum of agreement of even date which is intended to be recorded. There are no terms or conditions, express or implied, other than expressly stated in this Agreement. This Agreement may be amended or modified only by an instrument in writing, signed by the parties with the same formality as this Agreement.

20.	Governing Law: This Agreement shall be construed and enforced in accordance with the laws of the State of Nevada.

21.	Multiple Counterparts: This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which shall constitute the same Agreement.

22.
Severability: If any part, term or provision of this Agreement is held by a court of competent jurisdiction to be illegal or in conflict with any law of the United States or any state, the validity of the remaining portions or provisions shall not be affected and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be invalid.

23.
Bankruptcy or Insolvency Proceedings by Lessee: If Lessee be adjudged bankrupt or insolvent, or shall make an assignment for benefit of creditors, this Agreement shall thereupon immediately terminate, and t being further understood and agreed that this Agreement shall not be assignable by any process of law, nor be treated as an asset of Lessee in any bankruptcy or insolvency proceedings; nor shall it pass under the control of any trustee or assignee of Lessee by virtue of any proceedings in bankruptcy or insolvency, or under any assignment by Lessee for the benefit of creditors.

24.
Assignment: Upon providing written notice to the other party in accordance with the terms of this Agreement, either party may assign its respective rights and obligations under this Agreement, provided that the assignee executes an assumption of all of the assignor’s obligations hereunder and agrees to be bound by all the terms and conditions of this Agreement. No such assignment shall in any way enlarge or diminish the right or obligations of Lessee or Lessor hereunder. Upon the assumption by the assignee of the assignor’s obligations, the assigning party shall be fully released from, and shall not be liable or responsible to the non-assigning party in any way for any duties, costs, payments or other liabilities or obligations that thereafter arise or accrue directly or indirectly under this Agreement. A fully executed memorandum of assignment in recordable form shall be provided to the non-assigning party by the assigning party.

25.	Liens, Encumbrances and Charges: Lessor shall not, now or hereafter, create, incur, allow, or suffer any lien, claim or encumbrance on any of the Properties or Products.

26.
Expanded Royalty Area: Lessee agrees that, during the term of this Agreement and for thirty (30) months thereafter, if Lessee purchases, stakes, or leases additional properties (the “Additional Properties”) within a certain area of Storey County surrounding the Properties known as the “Expanded Royalty Area”, and Lessee decides to sell or otherwise dispose of any of these Additional Properties, Lessee hereby grants Lessor with a right of first refusal to purchase such Additional Properties from Lessee for the same price and upon the same terms that Lessee intends to sell to any third party.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

TONOGOLD RESOURCES, INC.

By: /s/ Mark Ashley
Name: Mark Ashley
Title: Chief Executive Officer

COMSTOCK MINING INC.

By: /s/ Corrado DeGasperis
Name: Corrado DeGasperis
Title: Executive Chairman and CEO

Exhibit E1 – “Properties”
(Mineral Exploration and Mining Lease Agreement)

The following patents, fee land, and unpatented mining claims are included in the Mineral Exploration and Mining Lease Agreement, and are shown in Figure E1, below.

E1.1: CMI-Owned Properties Included in Mineral Lease

Parcel No	Description	Current Owner	TYPE	Acres	County	Underlying NSR %	Underlying Royalty Owner
800-002-11	Red Wing	Comstock Northern Exploration LLC	Patent	8.3	Storey	0%	None
800-001-21	Dean	Comstock Northern Exploration LLC	Patent	10.7	Storey	4.15%	Obester 2
800-001-25	East North-Occidental	Comstock Northern Exploration LLC	Patent	11.6	Storey	4.15%	Obester 2
800-001-26	Edwards	Comstock Northern Exploration LLC	Patent	18.5	Storey	4.15%	Obester 2
800-001-10	North Occidental (New Brunswick)	Comstock Northern Exploration LLC	Patent	7.3	Storey	4.15%	Obester 2
800-001-68	Occidental (Brunswick)	Comstock Northern Exploration LLC	Patent	7.8	Storey	4.15%	Obester 2
800-001-24	South Occidental	Comstock Northern Exploration LLC	Patent	20.6	Storey	4.15%	Obester 2

E1.2: CMI-Owned Unpatented Claims Included in Mineral Lease

BLM No	Description	Current Owner	TYPE	Acres	County	Underlying NSR %	Underlying Royalty Owner
NMC1000132	Omaha Fraction #11	Comstock Northern Exploration LLC	Lode	1.12	Storey	0	None
NMC1000133	Omaha Fraction #12	Comstock Northern Exploration LLC	Lode	0.36	Storey	0	None
NMC1000134	Omaha Fraction #13	Comstock Northern Exploration LLC	Lode	1.08	Storey	0	None
NMC1000135	Omaha Fraction #14	Comstock Northern Exploration LLC	Lode	1.41	Storey	0	None
NMC1000136	Omaha Fraction #17	Comstock Northern Exploration LLC	Lode	2.7	Storey	0	None
NMC1000138	Omaha Fraction #19	Comstock Northern Exploration LLC	Lode	2.33	Storey	0	None
NMC1000139	Omaha Fraction #20	Comstock Northern Exploration LLC	Lode	0.02	Storey	0	None
NMC1000140	Omaha Fraction #21	Comstock Northern Exploration LLC	Lode	0.74	Storey	0	None
NMC1000141	Omaha Fraction #22	Comstock Northern Exploration LLC	Lode	3.41	Storey	0	None
NMC1000142	Omaha Fraction #23	Comstock Northern Exploration LLC	Lode	1.5	Storey	0	None
NMC1000143	Omaha Fraction #24	Comstock Northern Exploration LLC	Lode	0.53	Storey	0	None
NMC1003426	Loring 1	Comstock Northern Exploration LLC	Lode	11.05	Storey	0	None
NMC1003427	Loring 2	Comstock Northern Exploration LLC	Lode	18.76	Storey	0	None
NMC1003428	Loring 3	Comstock Northern Exploration LLC	Lode	18.68	Storey	0	None
NMC1003429	Loring 4	Comstock Northern Exploration LLC	Lode	18.94	Storey	0	None
NMC1003430	Loring 5	Comstock Northern Exploration LLC	Lode	15.61	Storey	0	None
NMC1003431	Loring 6	Comstock Northern Exploration LLC	Lode	9.11	Storey	0	None
NMC1003432	Loring 7	Comstock Northern Exploration LLC	Lode	1.56	Storey	0	None
NMC1003433	Loring 8	Comstock Northern Exploration LLC	Lode	1.7	Storey	0	None
NMC1003434	Loring 9	Comstock Northern Exploration LLC	Lode	1.96	Storey	0	None
NMC1003435	Loring 10	Comstock Northern Exploration LLC	Lode	20.72	Storey	0	None
NMC1003436	Loring 11	Comstock Northern Exploration LLC	Lode	20.68	Storey	0	None
NMC1003437	Loring 12	Comstock Northern Exploration LLC	Lode	20.7	Storey	0	None
NMC1003438	Loring 13	Comstock Northern Exploration LLC	Lode	20.69	Storey	0	None
NMC1003439	Loring 14	Comstock Northern Exploration LLC	Lode	20.69	Storey	0	None
NMC1003440	Loring 15	Comstock Northern Exploration LLC	Lode	20.67	Storey	0	None
NMC1003441	Loring 16	Comstock Northern Exploration LLC	Lode	20.72	Storey	0	None
NMC1003442	Loring 17	Comstock Northern Exploration LLC	Lode	20.62	Storey	0	None
NMC1003443	Loring 18	Comstock Northern Exploration LLC	Lode	20.67	Storey	0	None
NMC1003444	Loring 19	Comstock Northern Exploration LLC	Lode	20.67	Storey	0	None
NMC1003445	Loring 20	Comstock Northern Exploration LLC	Lode	20.58	Storey	0	None
NMC1003446	Loring 21	Comstock Northern Exploration LLC	Lode	13.87	Storey	0	None
NMC1003447	Loring 22	Comstock Northern Exploration LLC	Lode	6.62	Storey	0	None
NMC1015691	West Lode 203	Comstock Northern Exploration LLC	Lode	16.31	Storey	0	None
NMC1015692	West Lode 204	Comstock Northern Exploration LLC	Lode	10.44	Storey	0	None
NMC1015693	West Lode 205	Comstock Northern Exploration LLC	Lode	4.57	Storey	0	None
NMC1015696	West Lode 223	Comstock Northern Exploration LLC	Lode	20.67	Storey	0	None
NMC1015697	West Lode 224	Comstock Northern Exploration LLC	Lode	20.67	Storey	0	None
NMC1015698	West Lode 225	Comstock Northern Exploration LLC	Lode	20.67	Storey	0	None
NMC1015699	West Lode 226	Comstock Northern Exploration LLC	Lode	19.15	Storey	0	None
NMC1015700	West Lode 227	Comstock Northern Exploration LLC	Lode	13.51	Storey	0	None
NMC1015701	West Lode 228	Comstock Northern Exploration LLC	Lode	7.64	Storey	0	None
NMC1015702	West Lode 229	Comstock Northern Exploration LLC	Lode	1.88	Storey	0	None
NMC1015703	West Lode 243	Comstock Northern Exploration LLC	Lode	15.3	Storey	0	None
NMC1015704	West Lode 244	Comstock Northern Exploration LLC	Lode	13.58	Storey	0	None
NMC1015705	West Lode 245	Comstock Northern Exploration LLC	Lode	18.88	Storey	0	None
NMC1015706	West Lode 246	Comstock Northern Exploration LLC	Lode	20.67	Storey	0	None
NMC1015707	West Lode 247	Comstock Northern Exploration LLC	Lode	20.67	Storey	0	None
NMC1015708	West Lode 248	Comstock Northern Exploration LLC	Lode	20.67	Storey	0	None
NMC1015709	West Lode 249	Comstock Northern Exploration LLC	Lode	20.56	Storey	0	None
NMC1015710	West Lode 250	Comstock Northern Exploration LLC	Lode	16.57	Storey	0	None
NMC1015711	West Lode 263	Comstock Northern Exploration LLC	Lode	12.42	Storey	0	None
NMC1015712	West Lode 264	Comstock Northern Exploration LLC	Lode	7.23	Storey	0	None
NMC1015713	West Lode 265	Comstock Northern Exploration LLC	Lode	15.28	Storey	0	None
NMC1015714	West Lode 266	Comstock Northern Exploration LLC	Lode	20.67	Storey	0	None
NMC1015715	West Lode 267	Comstock Northern Exploration LLC	Lode	20.67	Storey	0	None
NMC1015716	West Lode 268	Comstock Northern Exploration LLC	Lode	20.67	Storey	0	None
NMC1015717	West Lode 269	Comstock Northern Exploration LLC	Lode	20.67	Storey	0	None
NMC1015718	West Lode 270	Comstock Northern Exploration LLC	Lode	20.67	Storey	0	None
NMC1093920	Redwing Fraction	Comstock Northern Exploration LLC	Lode	5.88	Storey	0	None
NMC704516	Overman 1	Comstock Northern Exploration LLC	Lode	20.67	Storey	0	None
NMC821735	Comstock #7	Comstock Northern Exploration LLC	Lode	18.89	Storey	0	None
NMC821736	Comstock #8	Comstock Northern Exploration LLC	Lode	20.67	Storey	0	None
NMC821737	Comstock #9	Comstock Northern Exploration LLC	Lode	20.51	Storey	0	None
NMC821739	Comstock #11	Comstock Northern Exploration LLC	Lode	18.8	Storey	0	None
NMC821742	Comstock #14	Comstock Northern Exploration LLC	Lode	9.15	Storey	0	None
NMC821743	Comstock #15	Comstock Northern Exploration LLC	Lode	3.33	Storey	0	None
NMC821744	Comstock #16	Comstock Northern Exploration LLC	Lode	19.47	Storey	0	None
NMC871492	Comstock 115	Comstock Northern Exploration LLC	Lode	2.84	Storey	0	None
NMC871493	Comstock 116	Comstock Northern Exploration LLC	Lode	18.57	Storey	0	None
NMC871494	Comstock 117	Comstock Northern Exploration LLC	Lode	20.67	Storey	0	None
NMC871495	Comstock 118	Comstock Northern Exploration LLC	Lode	20.67	Storey	0	None
NMC871498	Comstock 121	Comstock Northern Exploration LLC	Lode	19.3	Storey	0	None
NMC871499	Comstock 122	Comstock Northern Exploration LLC	Lode	20.67	Storey	0	None
NMC871500	Comstock 123	Comstock Northern Exploration LLC	Lode	20.67	Storey	0	None
NMC871501	Comstock 124	Comstock Northern Exploration LLC	Lode	18.54	Storey	0	None
NMC983353	Comstock Lode 100	Comstock Northern Exploration LLC	Lode	16.2	Storey	0	None
NMC983354	Comstock Lode 101	Comstock Northern Exploration LLC	Lode	6.11	Storey	0	None
NMC983355	Comstock Lode 102	Comstock Northern Exploration LLC	Lode	15.9	Storey	0	None
NMC983356	Comstock Lode 103	Comstock Northern Exploration LLC	Lode	0.77	Storey	0	None
NMC983357	Comstock Lode 104	Comstock Northern Exploration LLC	Lode	16.2	Storey	0	None
NMC983358	Comstock Lode 105	Comstock Northern Exploration LLC	Lode	17.2	Storey	0	None
NMC983359	Comstock Lode 106	Comstock Northern Exploration LLC	Lode	10.45	Storey	0	None
NMC983360	Comstock Lode 107	Comstock Northern Exploration LLC	Lode	12.66	Storey	0	None
NMC983361	Comstock Lode 108	Comstock Northern Exploration LLC	Lode	3.56	Storey	0	None
NMC983362	Comstock Lode 109	Comstock Northern Exploration LLC	Lode	2.31	Storey	0	None
NMC983363	Comstock Lode 110	Comstock Northern Exploration LLC	Lode	19.24	Storey	0	None
NMC983364	Comstock Lode 111	Comstock Northern Exploration LLC	Lode	20.67	Storey	0	None
NMC983365	Comstock Lode 112	Comstock Northern Exploration LLC	Lode	16.57	Storey	0	None
NMC983366	Comstock Lode 113	Comstock Northern Exploration LLC	Lode	17.08	Storey	0	None
NMC983367	Comstock Lode 114	Comstock Northern Exploration LLC	Lode	1.42	Storey	0	None
NMC983368	Comstock Lode 115	Comstock Northern Exploration LLC	Lode	9.66	Storey	0	None
NMC983369	Comstock Lode 116	Comstock Northern Exploration LLC	Lode	20.4	Storey	0	None
NMC983370	Comstock Lode 117	Comstock Northern Exploration LLC	Lode	20.39	Storey	0	None
NMC983371	Comstock Lode 118	Comstock Northern Exploration LLC	Lode	20.67	Storey	0	None
NMC983405	Comstock Lode 152	Comstock Northern Exploration LLC	Lode	19.72	Storey	0	None
NMC983406	Comstock Lode 153	Comstock Northern Exploration LLC	Lode	14.46	Storey	0	None
NMC983407	Comstock Lode 154	Comstock Northern Exploration LLC	Lode	8.26	Storey	0	None
NMC983408	Comstock Lode 155	Comstock Northern Exploration LLC	Lode	8.26	Storey	0	None
NMC983409	Comstock Lode 156	Comstock Northern Exploration LLC	Lode	20.66	Storey	0	None
NMC983410	Comstock Lode 157	Comstock Northern Exploration LLC	Lode	20.67	Storey	0	None
NMC983411	Comstock Lode 158	Comstock Northern Exploration LLC	Lode	20.62	Storey	0	None
NMC983412	Comstock Lode 159	Comstock Northern Exploration LLC	Lode	20.63	Storey	0	None
NMC983413	Comstock Lode 160	Comstock Northern Exploration LLC	Lode	20.66	Storey	0	None
NMC983414	Comstock Lode 161	Comstock Northern Exploration LLC	Lode	20.66	Storey	0	None
NMC983415	Comstock Lode 162	Comstock Northern Exploration LLC	Lode	19.24	Storey	0	None
NMC983416	Comstock Lode 163	Comstock Northern Exploration LLC	Lode	20.65	Storey	0	None
NMC983417	Comstock Lode 164	Comstock Northern Exploration LLC	Lode	12.82	Storey	0	None
NMC983418	Comstock Lode 165	Comstock Northern Exploration LLC	Lode	20.66	Storey	0	None
NMC983419	Comstock Lode 166	Comstock Northern Exploration LLC	Lode	7.58	Storey	0	None
NMC983420	Comstock Lode 167	Comstock Northern Exploration LLC	Lode	20.66	Storey	0	None
NMC983421	Comstock Lode 168	Comstock Northern Exploration LLC	Lode	16.15	Storey	0	None
NMC992975	Comstock Lode 173	Comstock Northern Exploration LLC	Lode	20.67	Storey	0	None
NMC992976	Comstock Lode 174	Comstock Northern Exploration LLC	Lode	15.32	Storey	0	None
NMC992977	Comstock Lode 175	Comstock Northern Exploration LLC	Lode	20.67	Storey	0	None
NMC992979	Comstock Lode 177	Comstock Northern Exploration LLC	Lode	19.04	Storey	0	None
NMC992980	Comstock Lode 179	Comstock Northern Exploration LLC	Lode	20.67	Storey	0	None
NMC992981	Comstock Lode 180	Comstock Northern Exploration LLC	Lode	20.67	Storey	0	None
NMC992982	Comstock Lode 181	Comstock Northern Exploration LLC	Lode	20.18	Storey	0	None
NMC992983	Comstock Lode 182	Comstock Northern Exploration LLC	Lode	10.23	Storey	0	None
NMC992984	Comstock Lode 183	Comstock Northern Exploration LLC	Lode	19.78	Storey	0	None
NMC992985	Comstock Lode 184	Comstock Northern Exploration LLC	Lode		Storey	0	None
NMC1097411	Three Brothers	Comstock Exploration and Development LLC	Lode	18.61	Lyon	0	None

E1.3: Garrett Leased Properties Included in Mineral Lease

Parcel No	Description	Current Owner	TYPE	Acres	County	NSR %	Royalty Owner
800-000-54	Pride of Washoe	Fred Garrett	Patent	25.3	Storey	3%	Hess-Garrettson

E1.4: Railroad and Gold Leased Properties Included in Mineral Lease

Parcel No	Description	Current Owner	TYPE	Acres	County	NSR %	Royalty Owner
002-091-01	D-8 Lot 29	RR & Gold	Fee	1.2	Storey	1%	Railroad and Gold LLC
002-091-04	D-8 Pt Lot 25	RR & Gold	Fee	0.7	Storey	1%	Railroad and Gold LLC
002-091-09	D-8 Lot 30	RR & Gold	Fee	3.0	Storey	1%	Railroad and Gold LLC
002-091-10	D-8 Lot 19	RR & Gold	Fee	0.1	Storey	1%	Railroad and Gold LLC
002-091-13	D-8 Lot 1-8	RR & Gold	Fee	1.6	Storey	1%	Railroad and Gold LLC
002-091-14	D-8 Lot 12,32	RR & Gold	Fee	1.7	Storey	1%	Railroad and Gold LLC
002-231-02	S Ptn Block L-1	RR & Gold	Fee	10.5	Storey	1%	Railroad and Gold LLC
004-331-34	Ptn Lot 8	RR & Gold	Fee	21.1	Storey	1%	Railroad and Gold LLC
004-331-35	Ptn Lots 8&12	RR & Gold	Fee	5.5	Storey	1%	Railroad and Gold LLC
800-000-45	Gould & Curry (below 1000')	RR & Gold	Patent	25.3	Storey	1%	Railroad and Gold LLC
800-000-46	Chollar Potosi (below 1000')	RR & Gold	Patent	35.2	Storey	1%	Railroad and Gold LLC
800-000-47	Savage (below 1000')	RR & Gold	Patent	19.3	Storey	1%	Railroad and Gold LLC
800-001-00	Culver	RR & Gold	Patent	13.8	Storey	1%	Railroad and Gold LLC
800-001-01	Culver Addition (S)	RR & Gold	Patent	4.3	Storey	1%	Railroad and Gold LLC
800-001-02	Culver Addition (N)	RR & Gold	Patent	6.4	Storey	1%	Railroad and Gold LLC
800-001-03	Gibbs (1/2 interest)	RR & Gold	Patent	3.1	Storey	1%	Railroad and Gold LLC
800-001-04	Gibbs (1/2 interest)	RR & Gold	Patent	7.3	Storey	1%	Railroad and Gold LLC
800-002-04	Knickerbocker (N half)	RR & Gold	Patent	5.5	Storey	1%	Railroad and Gold LLC

E1.5: Railroad and Gold Leased Unpatented Claims Included in Mineral Lease

BLM No	Description	Current Owner	TYPE	Acres	County	Underlying NSR %	Underlying Royalty Owner
NMC705388	Latigo	RR & Gold	Lode	18.73	Storey	1%	Railroad and Gold LLC
NMC705389	Latigo 2	RR & Gold	Lode	22.41	Storey	1%	Railroad and Gold LLC
NMC705390	Angels No. 1	RR & Gold	Lode	14.65	Storey	1%	Railroad and Gold LLC
NMC705391	Angels No. 2	RR & Gold	Lode	20.68	Storey	1%	Railroad and Gold LLC
NMC705392	Angels East Annex	RR & Gold	Lode	7.45	Storey	1%	Railroad and Gold LLC
NMC705393	Merrilite	RR & Gold	Lode	15.61	Storey	1%	Railroad and Gold LLC
NMC705394	Merrilite North Annex	RR & Gold	Lode	15.71	Storey	1%	Railroad and Gold LLC
NMC705395	Hawk	RR & Gold	Lode	13.38	Storey	1%	Railroad and Gold LLC
NMC705396	Hawk Fraction	RR & Gold	Lode	18.3	Storey	1%	Railroad and Gold LLC
NMC705397	Alto no. 9	RR & Gold	Lode	10.71	Storey	1%	Railroad and Gold LLC
NMC705398	West Nick	RR & Gold	Lode	20.55	Storey	1%	Railroad and Gold LLC
NMC705399	West Nick No. 1	RR & Gold	Lode	20.67	Storey	1%	Railroad and Gold LLC
NMC705400	Iona	RR & Gold	Lode	9.39	Storey	1%	Railroad and Gold LLC
NMC705401	Oro Plato	RR & Gold	Lode	11.08	Storey	1%	Railroad and Gold LLC
NMC705402	Owl	RR & Gold	Lode	7.69	Storey	1%	Railroad and Gold LLC
NMC705403	Maryland Fraction	RR & Gold	Lode	20.69	Storey	1%	Railroad and Gold LLC

E1.6: James Obester Leased Unpatented Claims Included in Mineral Lease

BLM No	Description	Current Owner	TYPE	Acres	County	Underlying NSR %	Underlying Royalty Owner
NMC275502	Alta #5	James Obester	Lode	20.67	Storey	3%	James Obester
NMC275503	Alta #6	James Obester	Lode	20.67	Storey	3%	James Obester
NMC275504	Alta #7	James Obester	Lode	20.67	Storey	3%	James Obester
NMC275505	Alta #8	James Obester	Lode	12.64	Storey	3%	James Obester
NMC275506	Alta #9	James Obester	Lode	20.67	Storey	3%	James Obester
NMC275507	Alta #10	James Obester	Lode	20.67	Storey	3%	James Obester
NMC275509	Alta #12	James Obester	Lode	12.06	Storey	3%	James Obester
NMC300858	Brunswick #1	James Obester	Lode	20.67	Storey	3%	James Obester
NMC300859	Brunswick #2	James Obester	Lode	20.67	Storey	3%	James Obester
NMC300860	Brunswick #4	James Obester	Lode	20.67	Storey	3%	James Obester

E1.7: Renegade Leased Unpatented Claims Included in Mineral Lease

BLM No	Description	Current Owner	TYPE	Acres	County	Underlying NSR %	Underlying Royalty Owner
NMC890651	NBO 1	Renegade	Lode	19.21	Storey	3%	Renegade Mineral
NMC890652	NBO 2	Renegade	Lode	1.35	Storey	3%	Renegade Mineral
NMC890653	NBO 3	Renegade	Lode	20.67	Storey	3%	Renegade Mineral
NMC890654	NBO 4	Renegade	Lode	20.29	Storey	3%	Renegade Mineral
NMC890655	NBO 5	Renegade	Lode	20.51	Storey	3%	Renegade Mineral
NMC890656	NBO 6	Renegade	Lode	15.93	Storey	3%	Renegade Mineral
NMC890657	NBO 7	Renegade	Lode	13.74	Storey	3%	Renegade Mineral
NMC890658	NBO 8	Renegade	Lode	20.67	Storey	3%	Renegade Mineral
NMC890659	NBO 9	Renegade	Lode	20.67	Storey	3%	Renegade Mineral
NMC890660	NBO 10	Renegade	Lode	16.72	Storey	3%	Renegade Mineral
NMC890661	NBO 11	Renegade	Lode	9.9	Storey	3%	Renegade Mineral
NMC890662	NBO 12	Renegade	Lode	18.07	Storey	3%	Renegade Mineral
NMC890663	NBO 13	Renegade	Lode	12.83	Storey	3%	Renegade Mineral
NMC890664	NBO 14	Renegade	Lode	3.37	Storey	3%	Renegade Mineral
NMC890665	NBO 15	Renegade	Lode	6.05	Storey	3%	Renegade Mineral
NMC890667	NBO 17	Renegade	Lode	13.45	Storey	3%	Renegade Mineral
NMC890668	NBO 18	Renegade	Lode	18.5	Storey	3%	Renegade Mineral
NMC890669	NBO 19	Renegade	Lode	16.18	Storey	3%	Renegade Mineral
NMC890670	NBO 20	Renegade	Lode	16.51	Storey	3%	Renegade Mineral
NMC890671	NBO 21	Renegade	Lode	10.69	Storey	3%	Renegade Mineral
NMC890672	NBO 22	Renegade	Lode	6.64	Storey	3%	Renegade Mineral
NMC890673	NBO 23	Renegade	Lode	11.84	Storey	3%	Renegade Mineral
NMC890674	NBO 24	Renegade	Lode	9.53	Storey	3%	Renegade Mineral
NMC890675	NBO 25	Renegade	Lode	7.6	Storey	3%	Renegade Mineral
NMC997060	NBO 26 (invalid?)	Renegade	Lode	7.6	Storey	3%	Renegade Mineral
NMC997061	NBO 27	Renegade	Lode	19.69	Storey	3%	Renegade Mineral

E1.8: Sutro Leased Properties[1] Included in Mineral Lease

Parcel No	Description	Current Owner	TYPE	Acres	County	Underlying NSR %	Underlying Royalty Owner
001-044-06	Rng E Lot 8	Sutro	Fee	0.1	Storey	5%	Sutro
001-056-02	Rng E Lot 1-14	Sutro	Fee	0.3	Storey	5%	Sutro
001-071-01	Rng A S Pt Lot 143	Sutro	Fee	2.3	Storey	5%	Sutro
001-113-02	Rng H Lot 5-6	Sutro	Fee	0.2	Storey	5%	Sutro
001-113-04	Block 250 Lot 7	Sutro	Fee	0.3	Storey	5%	Sutro
002-011-09	Rng O-1 Pt Lot 40	Sutro	Fee	1.5	Storey	5%	Sutro
002-021-01	Rng O-1 Pt Lot 43	Sutro	Fee	2.5	Storey	5%	Sutro
002-022-01	Rng O-1 Lot 42	Sutro	Fee	1.0	Storey	5%	Sutro
002-031-27	Rng O-1 Pt Lot 34	Sutro	Fee	1.1	Storey	5%	Sutro
002-041-17	Rng O-1 Lot 8E,Pt 27	Sutro	Fee	0.4	Storey	5%	Sutro
002-041-18	Rng O-1 Lot 25-26,Pt 27	Sutro	Fee	0.5	Storey	5%	Sutro
002-041-20	Rng O-1 Pt Lot 8	Sutro	Fee	0.2	Storey	5%	Sutro
002-052-24	Rng P-2 Pt Lot 1	Sutro	Fee	1.5	Storey	5%	Sutro
002-052-25	Rng P-2 Lot 11-12	Sutro	Fee	0.1	Storey	5%	Sutro
002-061-01	Rng O-1 Lot 10-11	Sutro	Fee	0.4	Storey	5%	Sutro
002-061-05	Rng O-1 Lot 21	Sutro	Fee	0.1	Storey	5%	Sutro
002-061-11	Rng O-1 Lot 12	Sutro	Fee	0.2	Storey	5%	Sutro
002-061-12	Rng O-1 Lot 13-14	Sutro	Fee	0.2	Storey	5%	Sutro
002-062-02	Rng C-4 Lot 3-4	Sutro	Fee	0.3	Storey	5%	Sutro
002-062-03	Rng B-1 Lot 1-7	Sutro	Fee	0.3	Storey	5%	Sutro
002-062-06	Rng B-1 Lot 12, Pt 13	Sutro	Fee	0.1	Storey	5%	Sutro
002-062-15	Rng C-5 Lot 36-37	Sutro	Fee	0.1	Storey	5%	Sutro
002-062-21	Rng C-5 Lot 1-2,34-35	Sutro	Fee	0.3	Storey	5%	Sutro
002-062-22	Rng C-5 Lot 33	Sutro	Fee	0.1	Storey	5%	Sutro
002-062-40	Rng C-4 Lot 12,19	Sutro	Fee	0.1	Storey	5%	Sutro
002-062-42	Rng A-1 Lot 1-5,7-8,15-16	Sutro	Fee	0.5	Storey	5%	Sutro
002-062-44	Rng B-2 Lot 6-9	Sutro	Fee	0.1	Storey	5%	Sutro
002-062-59	Rng C-5 Pt Lot 14,15	Sutro	Fee	0.2	Storey	5%	Sutro
002-063-10	Rng D-2 Pt Lot 15	Sutro	Fee	0.1	Storey	5%	Sutro
002-063-13	Rng D-1 Lot 28	Sutro	Fee	0.1	Storey	5%	Sutro
002-063-16	Rng D-1 Lot 11,23-27	Sutro	Fee	0.4	Storey	5%	Sutro
002-063-17	Rng D-1 Lot 15,19-22,29	Sutro	Fee	0.3	Storey	5%	Sutro
002-063-18	Rng D-1 Lot 14	Sutro	Fee	0.0	Storey	5%	Sutro
002-063-19	Rng D-1 Lot 16-18	Sutro	Fee	0.2	Storey	5%	Sutro
002-063-21	Rng D-1 Lot 1-2	Sutro	Fee	0.6	Storey	5%	Sutro
002-071-01	Rng A-1 Lot 33-35	Sutro	Fee	1.3	Storey	5%	Sutro
002-071-05	Rng A-1 Lot 37,37.5	Sutro	Fee	0.7	Storey	5%	Sutro
002-071-06	Rng B-2 Lot 36,36.5	Sutro	Fee	1.0	Storey	5%	Sutro
002-071-22	Rng A-1 Lot 35.5,36	Sutro	Fee	0.4	Storey	5%	Sutro
002-071-36	Rng B-2 Lot 27-29,37; C-5 Lot 25-27	Sutro	Fee	1.8	Storey	5%	Sutro
002-071-38	Rng B-2 Lot 38	Sutro	Fee	0.4	Storey	5%	Sutro
002-071-39	Rng B-2 Lot 39	Sutro	Fee	0.4	Storey	5%	Sutro
002-075-01	Rng E-3 Lot 10-14	Sutro	Fee	0.5	Storey	5%	Sutro
002-082-01	Rng D-7 Lot 1,2,19	Sutro	Fee	0.1	Storey	5%	Sutro
002-082-06	Rng D-7 Lot 14	Sutro	Fee	0.1	Storey	5%	Sutro
002-082-07	Rng D-7 Lot 15-16	Sutro	Fee	0.1	Storey	5%	Sutro
002-082-08	Rng D-7 Lot 17-18	Sutro	Fee	0.2	Storey	5%	Sutro
002-083-03	Rng E-4 Lot 19-21	Sutro	Fee	0.4	Storey	5%	Sutro
002-083-04	Rng E-4 Lot 23-28	Sutro	Fee	0.8	Storey	5%	Sutro
002-083-05	Rng E-4 Lot 29-30,35	Sutro	Fee	0.8	Storey	5%	Sutro
002-083-08	Rng E-4 Lot 9-18,22,31-34,36-37	Sutro	Fee	2.4	Storey	5%	Sutro
002-121-02	Rng C-6 Lot 24	Sutro	Fee	0.4	Storey	5%	Sutro
002-121-02	Rng C-6 Lot 23	Sutro	Fee	0.2	Storey	5%	Sutro
002-141-05	K-E Lot 1	Sutro	Fee	1.1	Storey	5%	Sutro
002-141-08	K-E Lot 5	Sutro	Fee	1.0	Storey	5%	Sutro
002-141-09	K-E Lot 4	Sutro	Fee	1.1	Storey	5%	Sutro
002-141-10	K-E Lot 3	Sutro	Fee	1.1	Storey	5%	Sutro
002-141-11	Rng C-6 Pt Lot 26	Sutro	Fee	11.5	Storey	5%	Sutro
002-141-11	Rng C-6 Lot 28	Sutro	Fee	1.5	Storey	5%	Sutro
002-141-11	Rng C-6 Lot 29	Sutro	Fee	5.8	Storey	5%	Sutro
002-181-06	Rng F-1 Lot 40	Sutro	Fee	1.4	Storey	5%	Sutro
002-181-08	Rng F-1 Lot 18-20	Sutro	Fee	0.2	Storey	5%	Sutro
002-181-10	Rng F-1 Lot 11	Sutro	Fee	0.8	Storey	5%	Sutro
002-191-01	Rng H-1 Lot 1-41	Sutro	Fee	10.2	Storey	5%	Sutro
002-201-04	Rng G-1 Lot 34-35	Sutro	Fee	1.0	Storey	5%	Sutro
002-201-05	Rng G-1 Lot 37-38	Sutro	Fee	0.3	Storey	5%	Sutro
002-201-08	Rng G-1 Lot 46	Sutro	Fee	0.1	Storey	5%	Sutro
002-201-14	Rng G-1 Pt Lot 6	Sutro	Fee	0.0	Storey	5%	Sutro
002-201-15	Rng G-1 Lot 48	Sutro	Fee	0.0	Storey	5%	Sutro
002-201-16	Rng G-1 Lot 1-2	Sutro	Fee	0.4	Storey	5%	Sutro
002-201-20	Rng G-1 Lot 9	Sutro	Fee	0.0	Storey	5%	Sutro
002-201-22	Rng G-1 Lot 15	Sutro	Fee	0.0	Storey	5%	Sutro
002-201-26	Rng G-1 Lot 26-29,42-43	Sutro	Fee	0.7	Storey	5%	Sutro
002-201-30	Rng G-1 Lot 30-31	Sutro	Fee	0.2	Storey	5%	Sutro
002-201-31	Rng G-1 Lot 14	Sutro	Fee	0.1	Storey	5%	Sutro
002-201-32	Rng G-1 Lot 16-21,25,40-41,44	Sutro	Fee	1.5	Storey	5%	Sutro
002-202-01	Rng E-2,E-3 Lot 1-11,16	Sutro	Fee	1.3	Storey	5%	Sutro
002-202-05	Rng E-2 Lot 1,2,4	Sutro	Fee	0.5	Storey	5%	Sutro
002-211-02	Rng I-1 Lot 5-12	Sutro	Fee	1.0	Storey	5%	Sutro
002-211-03	Rng I-1 Lot 13-14	Sutro	Fee	0.1	Storey	5%	Sutro
002-211-04	Rng I-1 Lot 15-25	Sutro	Fee	1.1	Storey	5%	Sutro
002-211-05	Rng I-1 Lot 25	Sutro	Fee	0.1	Storey	5%	Sutro
002-211-06	Rng I-1 Lot 3-4	Sutro	Fee	2.3	Storey	5%	Sutro
002-211-07	Rng I-1 Lot 13-14	Sutro	Fee	0.1	Storey	5%	Sutro
002-221-02	Rng I-1 1/2 Lot 30	Sutro	Fee	8.3	Storey	5%	Sutro
002-231-01	N Ptn Block L-1	Sutro	Fee	10.4	Storey	5%	Sutro
002-241-01	Rng I-1 Lot 40-41	Sutro	Fee	2.2	Storey	5%	Sutro
002-242-01	Rng J-2 Lot 17-19	Sutro	Fee	0.6	Storey	5%	Sutro
002-243-01	Rng J-1 Lot 20	Sutro	Fee	3.0	Storey	5%	Sutro
002-252-01	Rng D-8 Lot 38	Sutro	Fee	1.1	Storey	5%	Sutro
002-254-01	Rng J-1 Lot 21	Sutro	Fee	0.8	Storey	5%	Sutro
800-000-66	Gould & Curry (above 1000')	Sutro	Patent	25.3	Storey	5%	Sutro
800-000-63	Julia	Sutro	Patent	9.2	Storey	5%	Sutro
800-000-64	La Cata	Sutro	Patent	13.8	Storey	5%	Sutro
800-000-65	Sara Ann	Sutro	Patent	13.8	Storey	5%	Sutro
800-001-40	Lady Washington	Sutro	Patent	5.7	Storey	5%	Sutro
800-001-41	Joesph Trench	Sutro	Patent	0.7	Storey	5%	Sutro
800-001-42	Burke & Hamilton	Sutro	Patent	1.3	Storey	5%	Sutro
800-001-43	Challenge	Sutro	Patent	1.5	Storey	5%	Sutro
800-001-44	Empire North	Sutro	Patent	1.8	Storey	5%	Sutro
800-001-45	Bacon (MS 58)	Sutro	Patent	1.5	Storey	5%	Sutro
800-001-46	Confidence	Sutro	Patent	4.0	Storey	5%	Sutro
800-001-47	Alpha	Sutro	Patent	8.6	Storey	5%	Sutro
800-001-48	Wm Sharon	Sutro	Patent	0.9	Storey	5%	Sutro
800-001-50	Kentuck MG.	Sutro	Patent	2.7	Storey	5%	Sutro
800-001-52	Ward	Sutro	Patent	7.1	Storey	5%	Sutro
800-001-53	Grosh	Sutro	Patent	15.5	Storey	5%	Sutro
800-001-54	Empire South	Sutro	Patent	0.7	Storey	5%	Sutro
800-001-55	Bacon (MS 59)	Sutro	Patent	0.6	Storey	5%	Sutro
800-001-56	Grosh	Sutro	Patent	5.3	Storey	5%	Sutro
800-001-57	Grosh	Sutro	Patent	7.4	Storey	5%	Sutro
800-001-58	Yellow Jacket	Sutro	Patent	6.0	Storey	5%	Sutro
800-001-59	Imperial	Sutro	Patent	2.6	Storey	5%	Sutro
800-001-60	Crown Point	Sutro	Patent	3.3	Storey	5%	Sutro
800-001-61	Kentuck	Sutro	Patent	0.9	Storey	5%	Sutro
800-001-62	Alta (Woodville)	Sutro	Patent	23.7	Storey	5%	Sutro
800-001-63	Exchequer	Sutro	Patent	10.0	Storey	5%	Sutro
800-001-64	Bullion (Comstock Lode)	Sutro	Patent	27.3	Storey	5%	Sutro
800-001-65	Capital	Sutro	Patent	9.2	Storey	5%	Sutro

1 The Sutro Tunnel Company Lease expired 12/31/2017, and is being extended month-to-month while renewal is negotiated. Certain of the Sutro fee parcels are for surface access only, as described in the lease agreement.

Exhibit E, Figure 1
Mineral Lease Properties
SR 341 & 342
V&T Railroad
SUP
Counties
Expanded Royalty Area
Properties
CMI, Patent
CMI, Unpatent
Fred Garrett, Patent
James Obester, Unpatent
RR & Gold, Fee
RR & Gold, Patent
RR & Gold, Unpatent
Renegade, Unpatent
Sutro, Fee
Sutro, Patent
1 inch = 1,896 feet
0
1,900
3,800
Feet
N

Figure E1 "Mineral Lease Properties"

Exhibit E2 – “Leases”
(Mineral Exploration and Mining Lease Agreement)

The following lease agreements are included in the Mineral Exploration and Mining Lease Agreement.  This summary is an overview only.  Please refer to the individual lease agreements for details.

Lease	Date	Term	End	Property	Underlying NSR	Work Commitment

Fred Garrett	04/01/2008	5 yr "Exploration"; 15 yr "Development"	03/31/2028	1 patented claim "Pride of Washoe"	3.0%	None

James Obester	08/20/2008	5 yr "Exploration"; 15 yr "Development"; "Extended" if production	08/19/2028	10 unpatented claims "Alta", "Brunswick"	3.0%	None

Railroad & Gold	10/01/2009	15 years	09/30/2024	9 patents, 9 town lots, 1 rural parcel, 16 unpatented claims "Overman"	4.0%	$50k/yr
	01/01/2015	Amendment	09/30/2024		1.0%	NSR reduced to 1%; royalty buyout for $1M; work reset to $10k/yr starting 2017. No work completed to date.

Renegade	10/01/2010	3 yr "Exploration"; 6 yr "Primary"; 6 yr "Additional"	09/30/2025	26 unpatented claims "NBO"	3.0%	1000' 1st 36 mo; $20k cumulative. NSR 3% cap at $2000 gold
	10/01/2013	Amendment; extends to "Additional" term	09/30/2025			reset commitment 7000' drilling during 1st 9 years (by 9/30/2019); $200k cumulative. No work completed to date.
	10/01/2019	Amendment 2;	09/30/2025			Reset commitment for drilling $200,000 during first 11 years (09/30/2021)

Sutro	01/01/2008	5 yr “Initial”; 5 yr “Primary”	12/31/2017	28 patents, 91 town lots (some surface access only)	5.0%	Lease is currently month-to-month while new terms are being negotiated.

Exhibit E3 – “Estimated Costs”
(Mineral Exploration and Mining Lease Agreement)

The following estimated costs will be the responsibility of Lessee from the Effective Date of the Mineral Exploration and Mining Lease Agreement. The costs will be paid by Lessor, and will be invoiced to Lessee monthly.  Some of the third-party leases require annual or cumulative exploration expenditures, as detailed in E3.2, below.  The estimate of annual costs and work commitments is included here as a courtesy. The actual costs paid by Lessor will be invoiced to Lessee for reimbursement. Refer to the third party lease documents for details.

E3.1: Estimated Annual Costs
		Annual $	Notes
Property Tax
Storey County	$121
Lyon County	$0
Total Property tax:		$121

Claim Fees
BLM	$26,815
Storey County	$2,116
Lyon County	$0
Total Claim Fees:		$28,931

Lease Payments
Fred Garrett	$12,000		Advance Royalty
James Obester	$12,000		Advance Royalty
Railroad & Gold	$22,800		Advance Royalty. $1700/mo 2019-20
Renegade	$9,000
Sutro	$12,000
Total Lease Payments		$67,800

Insurance		$9,669	LP Insurance, estimate at 5% of total annual costs

Total Estimated Costs		$106,521

E3.2: Work Commitments
Lease	Commitment	Notes
Fred Garrett	none
James Obester	none
Railroad & Gold	$10,000 / yr	Starting 2017. No work completed to date. Requires annual accounting.
Renegade	7000' of drilling; $200,000	Cumulative commitment by 9/30/2021. No work completed to date. Requires accounting.
Sutro	none	No work commitment during current, month-to-month lease. Negotiations not complete on lease renewal.